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                                                                EXHIBIT 3.1

                           VISUAL NETWORKS, INC.
                   RESTATED CERTIFICATE OF INCORPORATION
                          Pursuant to Section 242
                       Of the Corporation Law of the
                             State of Delaware


      Visual Networks, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      The date of incorporation of the Corporation is December 13, 1994.

      At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amended and restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The stockholders of the Corporation duly approved said proposed amendment and restatement by written consent in accordance with Sections 228 and 242 Of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment and restatement. The resolution setting forth the amendment is as follows:

      RESOLVED:   That the Certificate of Incorporation of the Corporation be
and hereby is amended and restated as follows:

      1.    Name.  The name of the corporation is Visual Networks, Inc.

      2. Registered Office and Agent. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

      3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and to possess and exercise all of the powers and privileges granted by such law and other laws of Delaware.

      4. Authorized Stock, Rights, Designations, Preferences and Limitations. The aggregate number of shares that the Corporation shall have authority to issue shall be 62,576,508 of which 50,000,000 shall be shares of common stock, par value $.01 per share ("Common Stock"), and 12,576,508 shall be shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which THREE HUNDRED FORTY SEVEN THOUSAND SEVENTY (347,070) shares shall be designated Series A Preferred Stock ("Series A Preferred Stock"), with a stated value of $.3477 per share (the "Series A Stated Value"), TWO MILLION FIVE HUNDRED


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EIGHTY EIGHT THOUSAND FOUR HUNDRED THIRTY EIGHT (2,588,438) shares shall be designated Series B Preferred Stock ("Series B Preferred Stock"), with a stated value of $.4636 per share (the "Series B Stated Value"), ONE MILLION SIX HUNDRED THOUSAND (1,600,000) shares shall be designated Series C Preferred Stock ("Series C Preferred Stock"), with a stated value of $1.25 per share (the "Series C Stated Value"), TWO MILLION TWO HUNDRED EIGHTY SIX THOUSAND (2,286,000) shares shall be designated Series D Preferred Stock ("Series D Preferred Stock"), with a stated value of $1.75 per share (the "Series D Stated Value"), and SEVEN HUNDRED FIFTY FIVE THOUSAND (755,000) shares shall be designated Series E Preferred Stock ("Series E Preferred Stock"), with a stated value of $6.66 per share (the "Series E Stated Value"). The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may be referred to herein, as the context requires, as the "Series A-E
Preferred Stock." The Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may be referred to herein, as the context requires, as the "Series B-E Preferred Stock." The Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may be referred to herein, as the context requires, as the "Series
C-E Preferred Stock."

      The rights, designations, preferences and limitations of each class of shares are as follows:

      (A)   Common Stock.

            (1) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held for the election of directors or for any other purpose.

            (2) Other Rights. Except for and subject to those rights expressly granted to the holders of any class or series of Preferred Stock, or except as otherwise specifically provided herein or otherwise provided by law, each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and the holders of shares of Common Stock shall have exclusively all rights of stockholders including, but not by way of limitation, (1) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, provided that no dividend shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of payment, and (2) the right to receive ratably and equally all the assets and funds of the Corporation in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise.

      (B)   Preferred Stock.

            (1) Issuance in Series. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased, or acquired by the Corporation may be reissued except as otherwise

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provided by law or in the instrument designating the terms of any series.
Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the instrument designating the terms of any such series.

            (2) Designation of Series. The Board of Directors is authorized to issue from time to time one or more series of Preferred stock and, in connection with the creation of any such series, to determine and fix, by resolution adopted by the Board of Directors, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges, and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. The resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior, or rank equally, or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Common Stock or the Preferred Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being waived by all present and future holders of the capital stock of the Corporation.

            (3) Voting. Unless otherwise provided in the instrument designating a series of Preferred Stock, each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible, at each meeting of stockholders of the Corporation (and actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of this Certificate, or by the provisions establishing any series of Preferred Stock, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (4)   Dividends.

                  (a)   Series A Preferred Stock Dividend.

                        (1) In each year, subject to the provisions of paragraph 4(B)(4)(a)(2), the holder of each share of Series A Preferred Stock shall be entitled to receive, whether or not declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends (paid in either cash or, at the Corporation's discretion (as evidenced by the vote of a majority of the Disinterested Directors (as defined below), stock) equal to eight percent (8%) per annum (non-compounded) of the Series A Stated Value. Such dividend shall be cumulative, but shall not compound, from the Original Issuance Date (as defined below) of such Series A Preferred Stock until declared and paid. Dividends shall be payable pro rata for partial year periods. For the purposes of this paragraph, in the event that

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shares of the Corporation's capital stock are used to pay dividends, such capital stock shall be valued at its Current Market Price (as defined below).

                        (2) From the Original Issuance Date to the date which is twenty four (24) months following the Original Issuance Date (the "Payment Commencement Date"), dividends on the Series A Preferred Stock shall accrue. Such dividends (the "Series A Accrued Dividends") shall be paid in eight (8) equal quarterly installments commencing on the Payment Commencement Date. In addition, from and after the Payment Commencement Date, dividends (the "Series A Current Dividends") shall be paid currently in arrears to the holder of each share of Series A Preferred Stock quarterly, commencing on the date which is three (3) months following the Payment Commencement Date. In the event that the Corporation is unable to make payments in respect of both the Series A Current Dividends and the Series A Accrued Dividends, all payments shall be applied first to Series A Accrued Dividends.

                        (3)   In the event that, by the end of the
Corporation's 1998 or 1999 fiscal year, as the case may be, the Corporation's net revenues are greater than $39,000,000 and the Corporation's net income (after taxes but excluding extraordinary items) is greater than $6,600,000, then, notwithstanding the provisions of
Section 4(B)(4)(a)(1) hereof, shares of Series A Preferred Stock shall, from and after such date, no longer be entitled to receive those dividends more particularly described in Section 4(B)(4)(a)(1) hereof, provided, however, that nothing herein or elsewhere to the contrary shall be construed to prevent the shares of Series A Preferred Stock from receiving Section 4(B)(4)(a)(1) dividends accrued and unpaid as of such date.

                        (4)   Subject only to the provisions of
Section 4(B)(4)(a)(2), and to the prior rights of the holders of any class or series of Preferred Stock, no other dividend or other distribution shall be paid or made on any share of Common Stock unless simultaneously all dividends accrued and unpaid through the payment date for such dividends are declared and paid on each share of Series A Preferred Stock.

                        (5) Immediately prior to the conversion of shares of Series A Preferred Stock into shares of Common Stock, whether due to an Event of Conversion (as defined below) or otherwise, a majority of the members of the Corporation's Board of Directors, including at least one director elected solely by the holders of the Series B Preferred Stock pursuant to paragraph 4(B)(6)(b) below, at least one director elected solely by the holders of the Series C Preferred Stock pursuant to paragraph 4(B)(6)(c) below and at least one director elected solely by the holders of the Series D Preferred Stock pursuant to paragraph 4(B)(6)(c). below, may determine to pay, and may pay, any accrued but unpaid Series A Current Dividends or Series A Accrued Dividends in lieu of converting such dividends into shares of Common Stock.

                  (b)   Series B Preferred Stock Dividend.

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                        (1)   In each year, subject to the senior dividend
rights of the holders of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as set forth herein, the holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends payable in cash equal to ten percent (10%) per annum (non-compounded) of the Series B Stated Value. Such dividends shall be cumulative, but shall not compound, from the Original Issuance Date (as defined below) of such Series B Preferred Stock until declared and paid. Dividends shall be payable pro rata for partial year periods.

                        (2) Subject only to the senior dividend rights of the holders of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as set forth herein, no other dividend or other distribution shall be paid or made on any Common Stock, or on any class or series of Preferred Stock ranking junior to the Series B Preferred Stock as to dividends, unless all dividends accrued and unpaid through the payment date for such dividends have been declared and paid on each share of Series B Preferred Stock.

                        (3) Upon the conversion of shares of Series B Preferred Stock into shares of Common Stock, whether due to an Event of Conversion or otherwise, any accrued but unpaid or undeclared dividends on Series B Preferred Stock shall be waived.

                  (c)   Series C-E Preferred Stock Dividends.

                        (1) In each year, subject only to the senior dividend rights of the holders of Series A Preferred Stock, the holder of each share of Series C-E Preferred Stock shall be entitled to receive, before any dividends are declared, paid or set aside on any class of Common Stock or any other series of Preferred Stock of the Corporation, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends payable in cash equal to ten percent (10%) per annum (non-compounded) of the Series C Stated Value, the Series D Stated Value or the Series E Stated Value, as applicable. Such dividends shall be cumulative, but shall not compound, from the Original Issuance Date (as defined below) of such Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, until declared and paid. Dividends shall be payable pro rata for partial year periods.

                        (2) Subject only to the senior dividend rights of the holders of Series A Preferred Stock, no other dividend or other distribution shall be paid or made on any share of Common Stock, or any class or series of Preferred Stock ranking junior to the Series C-E Preferred Stock as to dividends, unless simultaneously all dividends accrued and unpaid through the payment date for such dividends are declared and paid on each share of Series C-E Preferred Stock.

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                        (3)   Upon the conversion of shares of Series C-E
Preferred Stock into shares of Common Stock, whether due to an Event of Conversion or otherwise, any accrued but unpaid or undeclared dividends on Series C-E Preferred Stock shall be waived.

            (5)   Rights on Liquidation, Dissolution, or Winding Up.

                  (a)   Series E Preferred Stock.

                        (1) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series E Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series E Preferred Stock, an amount equal to the Series E Stated Value per share, plus all accrued and unpaid dividends thereon.

                        (2) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series E Preferred Stock the full preferential amounts to which they shall be entitled, the holders of Series E Preferred Stock shall share ratably in any distribution of assets, in proportion to their respective Stated Value in any distribution in respect of the Series E Preferred Stock.

                  (b)   Series D and Series C Preferred Stock.

                        (1) After full payment of the liquidation amounts to the holders of the Series E Preferred Stock pursuant to subsection (a), the holders of shares of Series D Preferred Stock and Series C Preferred Stock the outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series D Preferred Stock and Series C Preferred Stock, an amount equal to the Series D Stated Value or Series C Stated Value per share, as applicable, plus all accrued and unpaid dividends thereon.

                        (2) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series D Preferred Stock and Series C Preferred Stock the full preferential amounts to which they shall be entitled, the holders of Series D Preferred Stock and Series C Preferred Stock shall share ratably in any distribution of assets, in proportion to their respective Stated Value in any distribution in respect of the Series D Preferred Stock and Series C Preferred Stock, as applicable.

                  (c)   Series B Preferred Stock.

                        (1) After full payment of the liquidation amounts to the holders of the Series C-E Preferred Stock pursuant to subsections (a) and (b), the holders of


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shares of Series B Preferred Stock the outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series B Preferred Stock, an amount equal to the Series B Stated Value per share, plus all accrued and unpaid dividends thereon.

                        (2) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series B Preferred Stock the full preferential amounts to which they shall be entitled, the holders of Series B Preferred Stock shall share ratably in any distribution of assets, in proportion to their respective Stated Value in any distribution in respect of the Series B Preferred Stock.

                  (d)   Series A Preferred Stock.

                        (1) After full payment of the liquidation amounts to the holders of the Series B-E Preferred Stock pursuant to subsections
(a), (b) and (c), the holders of shares of Series A Preferred Stock the outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock, an amount equal to the Series A Stated Value per share, plus all accrued and unpaid dividends thereon.

                        (2) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock the full preferential amounts to which they shall be entitled, the holders of Series A Preferred Stock shall share ratably in any distribution of assets, in proportion to their respective Stated Value in any distribution in respect of the Series A Preferred Stock.

                  (e) Additional Liquidation Payments. In the event of any liquidation, dissolution or winding up of the Corporation in which the assets of the Corporation available for distribution to its stockholders shall not exceed an amount which would be sufficient to pay to each holder of Series B Preferred Stock, on an as-if-converted and fully diluted basis, at least 300% of the then current Series B Conversion Price per share, and to each holder of Series C-E Preferred Stock, on an as-if-converted and fully-diluted basis, at least 200% of the then current Series C Conversion Price, Series D Conversion Price or Series E Conversion Price per share, as applicable, then in addition to and after full payment of the payment of the preferential amounts to the holders of the Series B-E Preferred Stock as set forth in subsections (a) through (c) above and full payment to the holders of the Series A Preferred Stock as set forth in subsection (d) above, the remainder of the assets of the Corporation available for distribution to its stockholders shall be distributed on a pro rata basis to the holders of Common Stock, and to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, but, as to any such Series, only in the event that such Series of


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Preferred Stock is entitled to participate in such distribution, with the amount distributable computed on the basis of the number of shares of Common Stock which would be held by such holders if immediately prior to the liquidation, dissolution or winding up of the Corporation all of the outstanding shares of such Preferred Stock had been converted into shares of Common Stock; provided, however, that any amounts received by the holders of the Series B Preferred Stock pursuant to this paragraph shall not exceed 300% of the Series B Stated Value and any amounts received by the holders of the Series C-E Preferred Stock pursuant to this paragraph shall not exceed 200% of the Series C-E Stated Value, as applicable.

                  (f) Merger, Consolidation, Sale of Assets. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the stockholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation unless any such event shall also be an Event of Conversion (as defined below), in which case the Series A-E Preferred Stock shall automatically convert to shares of Common Stock as set forth below.

            (6)   Voting.

                  (a) General. In addition to any class voting rights specified herein and any other rights provided in the Corporation's bylaws or by law, each share of Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Preferred Stock is then convertible, and each share of Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together as one class with the holders of Common Stock and other classes or series of voting Preferred Stock. Notwithstanding the foregoing, fractional votes shall not be permitted, and any fractional voting rights resulting from the above formula (after aggregation of all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

                  (b) Election of Board Members. In addition to the rights specified herein with respect to each Series of Preferred Stock, and any other rights provided in the Corporation's bylaws or by law, the holders of each of Series of the Series B-E Preferred Stock shall have the special and exclusive right at all times to elect one director to the Board of Directors of the Corporation, for a total of four directors. The special and exclusive voting rights of the holders of each such Series of the Series B-E Preferred Stock may be exercised either at a special meeting of the holders of each such Series of the Series B-E Preferred Stock, called as provided below, or at any annual or special of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting.
The director to be elected by the holders of each such Series of the Series B-E Preferred Stock shall serve for a term extending from the


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date of his election and qualification until the time of the next succeeding annual meeting of stockholders and until his successor has been elected and qualified. Any director so elected shall not be subject to removal except by the vote of the holders of two-thirds of the voting power of the each such Series of the Series B-E Preferred Stock (or by written consent of such two-thirds voting power). If at any time any directorship to be filled by the holders of each such Series of Series B-E Preferred Stock shall be vacant, the President (or any other officer) of the Corporation shall, upon the written request of the holders of record of shares representing at least 25% of the voting power of the shares of the respective Series of Series B-E Preferred Stock, call a special meeting of the holders of the shares of each such Series of Series B-E Preferred Stock, for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date at such place as specified in or determined in accordance with the Bylaws of the Corporation. If such meeting shall not be called by the President (or any other officer) of the Corporation within ten days after delivery of said written request, then the holders of record of shares representing at least 25% of the voting power of the shares of each such Series of Series B-E Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified or determined above. Any holder of record of shares of such Series of Series B-E Preferred Stock shall have access to the stock books of the Corporation for the purpose of calling a meeting of stockholders pursuant to these provisions.

                  (c) Series B Preferred Stock Class Voting Rights. Holders of Series B Preferred Stock shall vote as a separate class on, and the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock shall be required to authorize, any action which would:

                        i. in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series B Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series B Preferred Stock;

                        ii. in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series B Preferred Stock; or

                        iii. reclassify the shares of Common Stock, or any other shares of any class or series of capital stock hereafter created junior to the Series B Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series B Preferred Stock.

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

                  (d) Series C-E Preferred Stock Class Voting Rights. Holders of Series C-E Preferred Stock shall vote as a separate class on, and the affirmative vote of holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, and the outstanding shares of Series D Preferred Stock and the outstanding shares of Series E Preferred Stock, voting together as a separate class, shall be required to authorize, any action which would:

                        i. in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series C Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series C Preferred Stock;

                        ii. in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock;

                        iii. reclassify the shares of Common Stock, or any other shares of any class or series of capital stock junior to the Series C Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series C Preferred Stock;

                        iv. in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series D Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series D Preferred Stock;

                        v. in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series D Preferred Stock;

                        vi. reclassify the shares of Common Stock, or any other shares of any class or series or capital stock junior to the Series D Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series D Preferred Stock;

                        vii. in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series E Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series E Preferred Stock;

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                        viii. in any manner alter or change the designation
or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series E Preferred Stock; or

                        ix. reclassify the shares of Common Stock, or any other shares of any class or series of capital stock junior to the Series E Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series E Preferred Stock.

                  (e) Series C Preferred Stock Voting Rights. In addition to the voting rights set forth above, holders of Series C Preferred Stock shall vote as a separate class on, and the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series C Preferred Stock shall be required to authorize, any action which would in any manner alter or change the designation or the powers, preferences or rights or the qualifications, limitations or restrictions of the Series C Preferred Stock.

                  (f) Series D Preferred Stock Voting Rights. In addition to voting rights set forth above, holders of Series D Preferred Stock shall vote as a separate class on and the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series D Preferred Stock shall be required to authorize any action which would in any manner alter or change the designation or the powers, preference or rights or the qualifications, limitations or restrictions of the Series D Preferred Stock.

                  (g) Series E Preferred Stock Voting Rights. In addition to voting rights set forth above, holders of Series E Preferred Stock shall vote as a separate class on and the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series E Preferred Stock shall be required to authorize any action which would in any manner alter or change the designation or the powers, preference or rights or the qualifications, limitations or restrictions of the Series E Preferred Stock.

                  (h) Special Meeting. If at any time any action is proposed by the Corporation which requires the affirmative vote of the holders of a Series of the Series B-E Preferred Stock pursuant to the foregoing, the President (or any other officer) of the Corporation shall call a special meeting of the holders of such Series of Series B-E Preferred Stock, for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as specified in or determined in accordance with the bylaws of the Corporation.

            (7)   Redemption.

                  (a) Series B Preferred Stock. At any time after the date which is five years following the Original Issuance Date of the Series E Preferred Stock, within ten days after receipt of the written request of the holders of at least sixty percent (60%) of the shares of Series B Preferred Stock, the Corporation shall, to the fullest extent permitted by law, redeem all or a part of the outstanding Series B Preferred Stock as specified in the written request of the holders of shares of Series B Preferred Stock. In the event the holders of shares of Series B Preferred Stock specify a portion of the Series B Preferred Stock is to be redeemed, the redemption shall be made pro rata among all of the holders of shares of Series B Preferred Stock. The redemption of the Series B Preferred Stock shall be at a per share redemption price equal to 110% of the Series B Stated Value plus all accrued and unpaid dividends on the Series B Preferred Stock. The rights of the holders of Series B Preferred Stock to receive any such payments shall be subject to the prior rights of the holders of Series C-E Preferred Stock set forth in subsection (b), that have elected to be redeemed and have not been paid in full the redemption amounts to which they are entitled. If one or more holders of Series B-E Preferred Stock have demanded redemption of their shares, and if the Corporation is unable for any reason to make payments sufficient to redeem all of the shares as to which redemption has been demanded, the Corporation shall make no payments in redemption of the Series B Preferred Stock until it has satisfied in full its obligations with respect to the redemption of the any of the Series C-E Preferred Stock, (including any interest requested to be paid as provided above).

                  (b) Series C-E Preferred Stock. At any time after the date which is five years following the Original Issuance Date of the Series E Preferred Stock, within ten days after receipt of the written request of the holders of at least 66-2/3 % of the shares of Series C-E Preferred Stock, together as one class, the Corporation shall, to the fullest extent permitted by law, redeem all or a part of the outstanding Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as specified in the written request of the holders of shares of Series C-E Preferred Stock. In the event the holders of shares of Series C-E Preferred Stock specify a portion of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is to be redeemed, the redemption shall be made pro rata among all of the holders of shares of Series C-E Preferred Stock, in proportion to their respective Stated Value. The redemption of the Series C Preferred Stock specified in the written request of the holders of shares of Series C-E Preferred Stock, shall be at a per share redemption price equal to 110% of the Series C Stated Value plus all accrued and unpaid dividends on the Series C Preferred Stock. The redemption of the Series D Preferred Stock specified in the written request of the holders of shares of Series C-E Preferred Stock, shall be at a per share redemption price equal to 110% of the Series D Stated Value plus all accrued and unpaid dividends on the Series D Preferred Stock. The redemption of the Series E Preferred Stock specified in the written request of the holders of shares of Series C-E Preferred Stock, shall be at a per share redemption price equal to 110% of the Series E stated value plus all accrued and unpaid dividends on the Series E Preferred Stock.

                  (c) In the event that for any reason including, without limitation, a prohibition under applicable law, the Corporation is prohibited from redeeming or is otherwise unable to redeem any of those shares indicated in the request of the holders of shares of any Series of the Series B-E Preferred Stock, the Corporation shall thereafter redeem such shares on the earliest date(s) on which the Corporation is no longer so prohibited from redeeming or unable to redeem such shares at a redemption price determined at the actual date of redemption in accordance with the formula set forth above.

                  (d) Notice of the election of the holders of any Series of the Series B-E Preferred Stock that shares of Series B-E Preferred Stock be redeemed shall be sent by holders of the applicable Series to the Corporation by first class certified mail or by overnight courier. Upon receipt of payment for its Series B-E Preferred Stock, each redeeming holder of such security or securities shall deliver to the Corporation or its agent the certificates representing the shares to be redeemed; provided that, upon the payment by the Corporation of the applicable redemption price, all rights in respect of the shares of Series B-E Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

                  (e)   Once redeemed pursuant to the provisions of this
Section 4(B)(7), shares of Series B-E Preferred Stock shall be canceled and not subject to reissuance.

                  (f) In the event that any holder of Series B-E Preferred Stock exercises any of its rights as set forth in this Section 4(B)(7), and the Corporation fails to redeem the shares of the applicable securities, for whatever reason except that the Corporation is under a legal prohibition from so doing (in which case the Corporation shall redeem such shares of Series B-E Preferred Stock as it shall legally be permitted to redeem), from the date that such redemption is requested until the date that such redemption is consummated, the applicable redemption price shall bear interest at the rate of four percent above the prime rate of interest published in The Wall Street Journal (Million Dollar Transactions) from time to time. Such interest shall be payable by the Corporation upon the consummation of the applicable redemption transaction.

                  (g) No shares of Series B-E Preferred Stock shall be entitled to the benefit of a sinking fund or purchase fund.

                  (h)   Upon receiving notice of redemption pursuant to this
Section 4(B)(7), the Corporation shall promptly notify each of the holders of Series B-E Preferred Stock, of the receipt of such notice.

            (8)   Conversion into Common Stock.

                  (a) The holders of any shares of Series A-E Preferred Stock, shall each have the right, at such holder's option, at any time or from time to time, to convert any of such shares of Series A-E Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying (x) the Applicable Series A-E Stated Value, and in the case of the conversion of Series A Preferred Stock only, plus all accrued and unpaid dividends on the Series A Preferred Stock, by (y) the number of shares of the applicable Series A-E Preferred Stock being converted, and divided by (z) the Applicable Series A-E Conversion Price (as hereinafter defined and as last adjusted and then in effect), by surrender of the certificates representing the shares of the securities to be converted in the manner provided in subsection 4(B)(8)(a)(5) hereof. As of the date hereof, reflecting the

Corporation's December 1996 1.4 for one stock split, effected as a stock dividend, the Series A Preferred Stock Conversion Price (the "Series A Conversion Price") per share at which shares of Common Stock shall be issuable upon conversion of shares of Series A Preferred Stock shall be $.2484; the Series B Preferred Stock Conversion Price (the "Series B Conversion Price") per share at which shares of Common Stock shall be issuable upon conversion of shares of Series B Preferred Stock shall be $.3311; the Series C Preferred Stock Conversion Price (the "Series C Conversion Price") per share at which shares of Common Stock shall be issuable upon conversion of shares of Series C Preferred Stock shall be $.8929; the Series D Preferred Stock Conversion Price (the "Series D Conversion Price") per share at which shares of Common Stock shall be issuable upon conversion of shares of Series D Preferred Stock shall be $1.25; the Series E Preferred Stock Conversion Price (the "Series E Conversion Price") per share at which shares of Common Stock shall be issuable upon conversion of shares of Series E Preferred Stock shall be $4.76 (the "Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price may be referred to individually as the "Applicable Series A-E Conversion Price"); provided, however, that in all such cases, such Applicable Series A-E Conversion Price shall be subject to adjustment as set forth in paragraph 4(B)(8)(e) hereof.

                  (b) Upon the occurrence of an Event of Conversion (as defined below), all shares of each Series of Series A-E Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Event of Conversion, and without any action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying (x) the Applicable Series A-E Stated Value, and in the case of the conversion of Series A Preferred Stock only, plus all accrued and unpaid dividends on the Series A Preferred Stock, by (y) the number of shares such Series of Series A-E Preferred Stock being converted, and dividing by (z) the Applicable Series A-E Conversion Price (as last adjusted and then in effect).

                  (c) The holder of any shares of Series A-E Preferred Stock may exercise the conversion right pursuant hereto as to any shares thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A-E Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to subsection 4(B)(8)(a) hereof, on the date when the aforesaid delivery is made and (ii) with respect to conversion effected pursuant to subsection 4(b)(8)(b) hereof, on the date of occurrence of the Event of Conversion, and such date, in either case is referred to herein as the "Series A Conversion Date," the "Series B Conversion Date," the "Series C Conversion Date," the "Series D Conversion Date" or the "Series E Conversion Date," as applicable (any one may be referred to as the "Applicable Series A-E Conversion Date"). As promptly as practicable thereafter, the Corporation shall issue and deliver to, or upon the written order of such holder to the place designated by, such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a check or cash in respect of any fractional interest in a share of Common Stock as provided in paragraph 4(B)(8)(d) hereof. The person in whose names the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Applicable Series A-E Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Applicable Series A-E Conversion Price, shall be that in effect on the Applicable Series A-E Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A-E Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to, or upon the written order of such holder to the place designated by, such holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A-E Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A-E Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of any of the Series A-E Preferred Stock. If more than one share of Series A-E Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-E Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of the Series A-E Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined below) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest. The term "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than 15 days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, if sales prices are not reported for the Common Stock, then the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the Nasdaq Stock Market on which the Common Stock is listed or admitted to, or if, on any day in question, the security shall not be quoted on any such principal national securities exchange or the Nasdaq Stock Market, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this subsection 4(B)(8)(d) hereof, are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected mutually by the holders of a majority of the voting power of the Series B-E Preferred Stock then outstanding, voting together as one class, and the Corporation (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

                  (e) The Applicable Series A-E Conversion Price, for each Series of the Series A-E Preferred Stock shall be subject to adjustment from time to time as follows:

                        i. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Applicable Series A-E Conversion
Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series of Series A-E Preferred Stock shall be increased in proportion to such increase in outstanding shares. The Applicable Series A-E Conversion Prices set forth in subsection (8)(a) above reflect the Corporation's December 1996 1.4 for one stock split, effected as a stock dividend and no further adjustment to the Applicable Series A-E Conversion Price shall be made as a result thereof.

                        ii. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock then, following the record date for such combination, the Applicable Series A-E Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series of Series A-E Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                        iii. In case, at any time after the Original Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entity to any other person, each share of a Series of the Series A-E Preferred Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be (unless, in the case of a consolidation, merger, sale or other disposition, payment shall have been made to the holders of all shares of such Series of Series A-E Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to paragraph 4(B)(5)) convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection 4(B)(8)(e)iii. shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                        iv. (A). If the Corporation shall at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (other than Excluded Stock) without consideration or for a consideration per share less than the Applicable Series A-E Conversion Price in effect immediately prior to such issuance, the Applicable Series A-E Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause d.) be adjusted to a price equal to

                        (I)  an amount equal to the sum of

                              (x)   The total number of shares of Common
Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (B). of this clause iv. and to clause v. below; it being understood that the shares of Common Stock issuable upon conversion of any outstanding shares of any such Series of Series A-E Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding shares of Common Stock required in this clause iv. immediately prior to such issuance, multiplied by the Applicable Series A-E Conversion Price in effect immediately prior to the issuance, plus

                              (y)   the consideration received by the
Corporation upon such issuance, divided by

                        (II) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (B) of this clause iv. and to clause v. below) immediately after the issuance of such Common Stock.

                              (B)   For the purposes of any adjustment of
the Applicable Series A-E Conversion Price pursuant to this clause iv., the following provisions shall in each case be applicable:

                                       I.       In the case of the issuance
of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

                                       II.      In the case of the issuance
of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive), irrespective of any accounting treatment.

                                       III.     In the case of the issuance,
without consideration or for a consideration per share less than the Applicable Series A-E Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for shares of Common Stock granted subsequent to the Original Issuance Date; (y) securities by their terms convertible into or exchangeable for Common Stock; or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                                (A)   the aggregate maximum
number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions I. and II. above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                                (B)   the aggregate maximum
number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions I. and II. above);

                                                (C)   on any change in the
number of shares of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Applicable Series A-E Conversion Price shall forthwith be readjusted to such Applicable Series A-E Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made initially upon the basis of such change; and

                                                (D)   on the expiration of
any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Applicable Series A-E Conversion Price shall forthwith be readjusted to such Applicable Series A-E Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                              v.    All calculations under this Section
4(B)(8) shall be made to the one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be.

                              vi.   In any case in which the provisions of
this Section 4(B)(8) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A-E Preferred Stock, converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of any amount in cash in lieu of a fractional share of capital stock pursuant to
Section 4(B)(8)(e); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                              vii.  Whenever the Applicable Series A-E
Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file at the office of the transfer agent for the Series A-E Preferred Stock, or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Applicable Series A-E Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series A-E Preferred Stock at his address appearing on the Corporation's records.

                              viii. In the event the Corporation shall
propose to take any action of the types described in paragraphs 4(B)(8)(e)i. or ii. hereof, the Corporation shall give notice to each holder of shares of Series A-E Preferred Stock in the manner set forth in paragraph 4(B)(8)(e)vii. hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Series A-E Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of such Series of Series A-E
Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                              ix.   The Corporation shall pay all
documentary, stamp or other transactional taxes applicable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any of shares of the Series A-E Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of such Series of Series A-E Preferred Stock in respect of which such shares are being issued.

                              x.    The Corporation shall reserve and at all
times from and after the Original Issuance Date keep reserved free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A-E Preferred Stock, sufficient shares to provide for the conversion of all outstanding shares of Series A-E Preferred Stock.

                              xi.   All shares of Common Stock which may be
issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

                              xii.  Once converted pursuant to the
provisions hereof, shares of Series A-E Preferred Stock so converted shall be canceled and not subject to reissuance, and such converted shares shall, without any action on the part of the Corporation or the stockholders of the Corporation, be eliminated from the authorized capital of the Corporation.

            (9) Definitions. For the purposes of this Restated Certificate of Incorporation, the following terms shall have the following respective meanings:

                  (A) The term "Event of Conversion" with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall mean the consummation of an underwritten public offering of shares of Common Stock of the Corporation pursuant to the Securities Act of 1933, as amended (i) at a selling price (prior to underwriting commissions and expenses) per share of Common Stock (as constituted as of the date hereof) equal to or exceeding $3.57 per share (in each case as appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, redemption or other similar event affecting the number or character of outstanding shares, such amount reflecting a 1.4 to one stock split effected by the

Corporation in December 1996), and (ii) which results in aggregate proceeds (prior to underwriting commissions and expenses) equal to not less than $10,000,000.

                  (B) The term "Event of Conversion" with respect to the Series E Preferred Stock shall mean the consummation of an underwritten public offering of shares of Common Stock of the Corporation pursuant to the Securities Act of 1933, as amended (i) at a selling price (prior to underwriting commissions and expenses) per share of Common Stock (as constituted as of the date hereof) equal to or exceeding $7.86 per share (in each case as appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, redemption or other similar event affecting the number or character of outstanding shares, such amount reflecting a 1.4 to one stock split effected by the Corporation in December 1996), and (ii) which results in aggregate proceeds (prior to underwriting commissions and expenses) equal to not less than $10,000,000.

                  (C) The term "Original Issuance Date" shall mean with respect to the Series A Preferred Stock and the Series B Preferred Stock December 15, 1994, with respect to the Series C Preferred Stock, August 11, 1995, with respect to the Series D Preferred Stock, January 26, 1996, and with respect to the Series E Preferred Stock, September 19, 1996.

                  (D) "Excluded Stock" shall mean shares of Common Stock issued by the Corporation: (x) upon conversion of any shares of any class or series of Preferred Stock at any time outstanding; (y) in connection with options to purchase or rights to subscribe for shares of Common Stock, or securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, issued to officers, employees or directors of or consultants to the Corporation (i) pursuant to any plan, agreement or other arrangements approved by the holders of at least 66-2/3 % of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a class, or (ii) pursuant to any plan, agreement or other arrangements existing on or prior to the Original Issuance Date up to a maximum of 5,125,000 shares of Common Stock (as appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, redemption or other similar event affecting the number or character of outstanding shares, such amount reflecting a 1.4 to one stock split effected by the Corporation in December 1996); or (z) in order to effectuate the acquisition by the Corporation of a business or a line of business, provided that such acquisition is approved by the majority of the four directors of the Corporation nominated by the holders of the Series B-E Preferred Stock, or by the holders of at least 60% of the shares of Series B-E Preferred Stock, voting together as a class.

      5.    Term. The Corporation is to have perpetual existence.

      6. Bylaws. The bylaws of the corporation may be altered, amended or repealed by the vote of a majority of all of the directors or by the vote of holders of a majority of the stock entitled to vote.

      7.    Limitation on Liability.      No director of the Corporation
shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

      If the General Corporation Law of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article 7.

      Any repeal of or amendment to this Article 7 shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

      8.    Election of Directors.

            (A) General. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide. Except as otherwise provided in this Certificate of Incorporation or a certificate of designation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the By-laws of the Corporation. No director of the Corporation need be a stockholder of the Corporation.

            (B) Classification. The Board of Directors shall be classified with respect to the time for which they severally hold office into three separate classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 2000 annual meeting of stockholders. Each initial director in Class II shall hold office initially for a term expiring at the 1999 annual meeting of stockholders. Each initial director in Class III shall hold office for a term expiring at the 1998 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Article 8, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

      9.    Meetings of Stockholders.     Meetings of stockholders may be
held within or without the State of Delaware, as the bylaws of the Corporation may provide. At such time as the Corporation shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

      10.   Corporate Records.      The books of the Corporation may be kept
(subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

      11.   Right to Amend.   The Corporation reserves the right to amend,
alter, change or repeal any provision contained in this certificate of incorporation and in any certificate amendatory hereof, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders or others hereunder or thereunder are granted subject to this reservation.

      12. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

      Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article 12, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

      The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the board of directors of the Corporation.

      The indemnification rights provided in this Article 12 (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article 12.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President this 28th day of October, 1997.


                                    VISUAL NETWORKS, INC.



                                    By:   /S  Scott Stouffer
                                          ------------------
                                          Scott Stouffer, President